Exhibit 10.1

VENU HOLDING CORPORATION

Amended and Restated 2023 Omnibus Incentive Compensation Plan

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Article 1.

Establishment, Objectives and Duration

1.1. Establishment of the Plan. Venu Holding Corporation, a Colorado corporation (hereinafter referred to as the “Company”), hereby adopts the Company’s Amended and Restated 2023 Omnibus Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Substitute Awards.

1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

2.2. “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

2.3. “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Substitute Awards.

2.4. “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

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2.5. “Beneficial Owner” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7. “Cash-Based Award” means an Award granted to a Participant whose value is denominated in cash as described in Article 9 hereof.

2.8. “Change in Control” means the first to occur of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”), of Beneficial Ownership of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions by a Person resulting in Beneficial Ownership of 50% or more of the Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition by the Company or an Affiliate, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its Affiliates, (C) any acquisition pursuant to a transaction that complies with (c)(i), (c)(ii) and (c) (iii) below, (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant) of Outstanding Company Voting Securities pursuant to such Award;

(b) at any time during a period of 24 consecutive months, the Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries with any other corporation or entity that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

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(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, within a 12-month period, of the properties or assets of the Company and its Subsidiaries having an aggregate fair market value of more than 50 percent of the fair market value of the Company and its Subsidiaries immediately prior to such transaction(s), taken as a whole, to any Person that is not a Subsidiary of the Company.

Notwithstanding the foregoing, (i) with respect to a Section 409A Award, the Committee may specify that the definition of Change in Control must also constitute an event that is a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and (ii) in no event will the acquisition of securities of the Company, Parent Company, Affiliate or Subsidiary pursuant to an offer made to the general public through a registration statement filed with the Securities and Exchange Commission constitute a Change in Control for purposes of this Plan or any Award.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

2.10. “Committee” means the Board, or any committee appointed by the Board, to administer Awards to Participants, as specified in Article 3 hereof.

2.11. “Company” means Venu Holding Corporation, a Colorado corporation and any successor thereto as provided in Article 17 hereof.

2.12. “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act; provided, that, for purposes of determining eligibility to receive Nonqualified Stock Options or Stock Appreciation Rights, a Consultant shall mean an employee of the Company or a Subsidiary.

2.13. “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, (i) that any Director who is employed by the Company shall be considered an Employee under the Plan and (ii) for purposes of determining eligibility to receive Nonqualified Stock Options or Stock Appreciation Rights, an Employee shall mean an employee of the Company or a Subsidiary.

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2.14. “Disability” shall have the meaning ascribed to such term in the Award Agreement. If no such definition is provided in the Award Agreement, “Disability” shall mean a medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than six months if such disabling condition renders the person unable to perform the material and substantial duties of his or her occupation. With respect to Section 409A Awards that become payable upon a disability, such disability must also qualify as a disability within the meaning of Treasury Regulation 1.409A-3(i)(4).

2.15. “Effective Date” means August 26, 2024, the date as of which this Plans adopted by the Board.

2.16. “Employee” means any employee of the Company or its Subsidiaries or Affiliates; provided, that, (i) for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code and (ii) for purposes of determining eligibility to receive Nonqualified Stock Options or Stock Appreciation Rights, an Employee shall mean an employee of the Company or a Subsidiary. Mere service as a Director or payment of a director’s fee by the Company, a Subsidiary or an Affiliate shall not be sufficient to constitute “employment” by the Company, a Subsidiary or an Affiliate.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18. “Fair Market Value” as of any date and in respect of any Share means if the Shares are listed on any established stock exchange or a national market system or the OTC Ventures Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in as reported in a source the Committee deems reliable; provided that, if Shares shall not have been traded on a national securities exchange or the or the OTC Ventures Market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate, provided that such valuation is consistent with the requirements of Section 409A. In no event shall the fair market value of any Share be less than its par value.

2.19. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 hereof.

2.20. “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422. To the extent that an option is granted that is intended to meet the requirements of Code Section 422, but fails to meet such requirements, the option will be treated as a NQSO.

2.21. “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

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2.22. “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.23. “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 or its successors under the Exchange Act.

2.24. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and that is not intended to be treated as an Incentive Stock Option, or that otherwise does not meet such requirements.

2.25. “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.

2.26. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27. “Participant” means an Employee, a Director or a Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.28. “Performance Share” means an Award granted to a Participant whose value is denominated in Shares and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.29. “Performance Unit” means an Award granted to a Participant whose value is specified by the Committee and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.30. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is not permitted (e.g., based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.31. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32. “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.33. “Restricted Stock Units” means an Award granted to a Participant whose value is denominated in Shares and is earned by satisfaction of specified service requirements and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

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2.34. “Section 409A” means Code Section 409A and the regulations and other guidance issued thereunder.

2.35. “Section 409A Award” means an Award that is subject to the requirements of Section 409A.

2.36. “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

2.37. “Shares” means the Company’s Class C Common Stock, par value $0.001 per share.

2.38. “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.39. “Stock Award” means an Award of Shares granted to a Participant pursuant to Section 8.8 hereof.

2.40. “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.41. “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding equity or equity-based awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company, a Subsidiary or an Affiliate, or (ii) with which the Company, Subsidiary or an Affiliate merges or otherwise combines.

2.42. “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.

Administration

3.1. General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

3.2. Authority of the Committee. Except as limited by law or by the certificate of incorporation or bylaws of the Company, and subject to the provisions herein (including, with respect to Section 409A Awards, the requirements of Section 409A), the Committee shall have full power to select Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions, including vesting criteria, of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations and exercise its discretion as it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

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3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

3.4. Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.5. Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 or its successors under the Exchange Act. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.6. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

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Article 4.

Shares Subject to the Plan and Maximum Awards and Substituted Awards

4.1. Number of Shares Available for Grants; Share Counting and Reacquired Shares. The number of Shares reserved for issuance to Participants shall be Two Million Five Hundred Thousand (2,500,000). Shares issued under the Plan may be authorized but unissued shares or treasury shares. The number of Shares reserved for issuance to Participants under the Plan is subject to adjustment as provided in Section 4.2 hereof.

For purposes of counting the number of Shares available for Awards under the Plan, the full number of shares of the Company’s common stock covered by Freestanding SARs shall be counted against the number of Shares available for Awards (i.e., not the net Shares issued in satisfaction of a Freestanding SAR Award); provided, however, that Freestanding SARs that may be settled in cash only shall not be so counted. Additionally, if an Option may be settled by issuing net Shares (i.e., withholding a number of Shares equal to the exercise price), the full number of shares of the Company’s common stock covered by the Option shall be counted against the number of Shares available for Awards, not the net Shares issued in satisfaction of an Option. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code. The following Shares shall not be added back to the number of Shares available for the future grant of Awards: (i) shares of the Company’s common stock tendered to the Company by a Participant to (A) purchase shares of the Company’s common stock upon the exercise of an Award, or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation); (ii) shares of the Company’s common stock that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR, and (iii) shares of the Company’s common stock repurchased by the Company on the open market using the proceeds from the exercise of an Award. Subject to the foregoing, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The maximum number of Shares which may be issued under Incentive Stock Options granted under the Plan is Two Million Five Hundred Thousand (2,500,000).

4.2. Adjustments in Authorized Shares. In the event of material changes in the outstanding number of Shares or in the capital structure of the Company by reason of a stock split, stock or extraordinary dividend, a reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall make an appropriate adjustment in the number and class of Shares that may be delivered under Section 4.1, and in the number, class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. In the case of adjustments made pursuant to this Section 4.2, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 4.2 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 4.2 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 4.2 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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4.3. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

4.4. Limit on Compensation Paid to Directors. The total compensation paid to a single Director in any calendar year, including the cash compensation and the cash value of all equity Awards granted to the Director in such calendar year, shall not exceed $1,000,000. Such annual limit shall be measured based on the value of an Award as of the date the Award is granted (not the date of payment). Accordingly, the annual limit shall not include the value of an Award in the calendar year when it is paid or vests if such year is different from the year the Award is granted. For purposes of this Section 4.4, Director compensation in any calendar year shall include amounts or grants that would have been paid or made, as applicable, to the Director in the calendar year absent the Director’s election to defer such compensation to a subsequent year.

4.5. Substitute Awards.

(a) Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of service, as the awards that they replace, as determined by the Committee in its sole discretion.

(b) The recipient or holder of a Substitute Award shall be an eligible Participant hereunder even if not an Employee, Director or Consultant with respect to the Company or an Affiliate.

(c) In the case of a Substitute Award, the date of grant may be treated as the effective date of the grant of such Award under the original plan under which the award was authorized.

(d) The per share exercise price of an Option that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of any national securities exchange on which the Company’s common stock may then be listed or quoted and Section 409A or Section 424 of the Code, as applicable. The per share exercise price of a Freestanding SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of any national securities exchange on which the Company’s common stock may then be listed or quoted and Section 409A, as applicable.

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(e) Notwithstanding anything to the contrary in this Plan, any Shares underlying Substitute Awards shall not be counted against the limits set forth in Section 4.1, provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit. Subject to applicable stock exchange requirements and Applicable Law, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the total share limit in Section 4.1.

Article 5.

Eligibility and Participation

5.1. Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Consultants.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3. Newly Eligible Participants. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any Participant who becomes eligible to participate in the Plan.

5.4. Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to any Section 409A Award, all leaves of absences and determinations of terminations of employment must be construed and interpreted consistent with the requirements of Section 409A and the definition of “separation from service” thereunder.

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Article 6.

Stock Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Notwithstanding the foregoing, (i) Incentive Stock Options may only be granted to Employees of the Company or its Affiliates or Subsidiaries; provided that the Affiliate or Subsidiary is a type of entity whose employees can receive such options under Code Sections 422 and 424 and (ii) Nonqualified Stock Options may only be granted to Employees, Consultants or Directors of the Company or its Subsidiaries.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical.

6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code and a Nonqualified Stock Option may be granted with an Option Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that the Option must expire on or before the date that is the tenth anniversary of the date of grant. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company, Affiliate or any Subsidiary as determined in accordance with Section 422 of the Code, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

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6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written or electronic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full, to the extent permitted by applicable statutes and regulations, either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (c) in the case of Nonqualified Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such Shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or (d) by a combination of (a), (b) and (c); or (d) any other method approved by the Committee in its sole discretion. The tendering of previously acquired shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price. No Incentive Stock Option may utilize net exercise to pay the Option Price.

Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all methods indicated above shall be paid in United States dollars.

6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8. Non-transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Non-qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided however, that no NQSO shall be transferable for value or consideration. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

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6.9. Restriction on Cash Buyouts of Underwater Options. The Company may not purchase, cancel or buy out an underwater Option in exchange for cash without first obtaining shareholder approval.

6.10. $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates as determined in accordance with Section 422 of the Code) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing ISOs, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as NQSOs, notwithstanding any contrary provision of the applicable Award Agreement.

6.11. Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a Share. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

Article 7.

Stock Appreciation Rights

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Any Tandem SAR that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that the SAR must expire on or before the date that is the tenth anniversary of the date of grant.

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7.4. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

In the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7. Non-transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

7.8. Restriction on Cash Buyouts of Underwater SARs. The Company may not purchase, cancel or buy out an underwater SAR in exchange for cash without first obtaining Shareholder approval.

7.9. Vesting. Each SAR may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The SAR may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual SARs may vary. No SARs may be exercised for a fraction of a Share. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any SAR upon the occurrence of a specified event.

Article 8.

Restricted Stock/Stock Awards

8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, as the Committee shall determine.

8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

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8.3. Transferability. Unless otherwise specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

8.4. Period of Restriction. With respect to Restricted Stock grants, the Period of Restriction will commence on the date of grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

8.5. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be subject to the restrictions on transferability set forth in the Award Agreement.

8.6. Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.7. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Stock Awards granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held; provided that, any dividends with respect to the Restricted Stock or Stock Awards shall not be paid to the Participant until the Shares of Restricted Stock or Stock Awards to which the dividends relate vest. If any Shares of Restricted Stock or Stock Awards are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

8.8. Stock Award. The Committee may grant and award Shares to a Participant that are not subject to Periods of Restrictions and which may be subject to such conditions or provisions as the Committee determines.

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Article 9.

Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards

9.1. Grant of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Restricted Stock Units, Performance Shares, Performance Units, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2. Award Agreement. At the Committee’s discretion, each grant of Restricted Stock Units, Performance Shares, Performance Units and Cash-Based Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3. Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Restricted Stock Unit and Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals and/or service requirements in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards that will be paid out to the Participant. Generally, a Participant’s right to receive amounts under a Restricted Stock Unit award shall be based on the Participant’s satisfaction of a service requirement and such other terms and conditions that the Committee may specify. Generally, a Participant’s right to receive amounts under a Performance Unit, Performance Share or Cash-Based Award shall be based on the satisfaction of a performance requirement and such other terms and conditions that the Committee may specify. The Committee has full discretionary authority to establish performance goals and/or service requirements, and a performance goal may include a service requirement. For purposes of this Article 9, the time period during which the performance goals and/or service requirements must be met shall be called a “Performance Period.”

9.4. Earning of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan and the Award Agreement (if any), after the applicable Performance Period has ended, the holder of Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the number and value of Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or service requirements have been achieved. Unless otherwise determined by the Committee, notwithstanding any other provision of the Plan, payment of Cash-Based Awards shall only be made for those Participants who are Directors or in the employ of the Company at the end of the Performance Period or, if none has been specified, the end of the applicable award year.

9.5. Form and Timing of Payment of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

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Unless otherwise provided by the Committee, Participants holding Restricted Stock Units, Performance Units, or Performance Shares may be entitled to receive dividends or dividend units with respect to dividends declared on Shares underlying such Awards. No dividends or dividend units with respect to the Restricted Stock Units, Performance Units, or Performance Shares shall be paid to the Participant until the Restricted Stock Units, Performance Units, or Performance Shares to which the dividends relate vest. If any Restricted Stock Units, Performance Units, or Performance Shares are forfeited, the Participant shall have no right to the dividends or dividend units related to the forfeited Awards.

9.6. Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under such Awards shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

Article 10.

Beneficiary Designation

The Committee may permit Participants under the Plan to name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Committee), has died or cannot be found, all payments after death shall be paid to the Participant’s estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

Article 11.

Deferrals

Subject to the requirements of Section 409A, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, payment of a Stock Award or the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals provided that such rules must comply with the requirements of Section 409A.

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Article 12.

Rights of Participants

12.1. Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s or any Subsidiary’s or any Affiliates’ employ, or as a Director, or as a Consultant, or interfere with or limit in any way the right of the Company, Subsidiary or Affiliate to terminate any Participant’s employment, service relationship or directorship at any time.

12.2. Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3. Rights as a Stockholder. Except as provided in Sections 8.6, 8.7 and 9.5, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 13.

Termination of Employment/Directorship/Consulting Relationship

Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to such Participant’s outstanding Award(s) following termination of the Participant’s employment or directorship or consulting services with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 14.

Change in Control

14.1. Treatment of Outstanding Awards Other than Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the treatment of non-Cash-Based Awards shall be as specified in the applicable Award Agreement. Subject to such applicable laws, rules and regulations, and unless the Committee specifies otherwise in the Award Agreement:

(a) Non-Cash-Based Awards will fully vest if: (i) the Awards are not continued or assumed (e.g., the Awards are not equitably converted or substituted for awards of a successor entity) in connection with the Change in Control; or (ii) the Participant has a qualifying termination of his or her service relationship (as defined in the Award Agreement) within two years following the date of the Change in Control. In the event that non-Cash-Based Awards to Participant are not so continued or assumed in connection with the Change in Control or in the event of a qualifying termination of his or her service relationship (as defined in the Award Agreement) within two years following the date of the Change in Control, then upon such Change in Control or such qualifying termination (as the case may be):

(i) Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term; and

(ii) Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and

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(iii) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period (s) as of the effective date of the Change in Control or such qualifying termination. The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control or such qualifying termination and shall be paid out to the Participants within thirty (30) days following the effective date of the Change in Control or such qualifying termination based upon an assumed achievement of all relevant target performance goals (such payment shall be in full satisfaction of the Award). Such Awards denominated in cash shall be paid to the Participants in cash within thirty (30) days following the effective date of the Change in Control or such qualifying termination based on an assumed achievement of all relevant target performance goals (such payment shall be in full satisfaction of the Award). Restricted Stock Units shall be fully vested as of the effective date of the Change in Control or such qualifying termination, and the full value of such an Award shall be paid out to the Participants within thirty (30) days following the effective date of the Change in Control or such qualifying termination. Notwithstanding the foregoing, in the event that the Award is not so continued or assumed in connection with a Change in Control, the payment of a Section 409A Award will only be accelerated if the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A.

14.2. Treatment of Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the treatment of Cash-Based Awards shall be as specified in the applicable Award Agreement or resolutions adopted by the Committee. Subject to such applicable laws, rules and regulations, unless the Committee shall provide otherwise in the Award Agreement or resolutions adopted by the Committee:

(a) Cash-Based Awards will fully vest if: (i) the Awards are not continued or assumed (e.g., the Awards are not equitably converted or substituted for awards of a successor entity) in connection with the Change in Control; or (ii) the Participant has a qualifying termination of his or her service relationship (as defined in the Award Agreement) within two years following the date of the Change in Control. In the event that the Cash-Based Awards granted to Participants are not so continued or assumed or in the event of a qualifying termination of the service relationship (as defined in the Award Agreement) within two years following the date of the Change in Control, the vesting of all outstanding Cash-Based Awards shall be accelerated as of the date of such event (and, in the case of performance-based Cash-Based Awards, based on an assumed achievement of all relevant target performance goals), and all Cash-Based Awards shall be paid to Participants in cash within thirty (30) days following the effective date of such event (such payment shall be in full satisfaction of the Award). Notwithstanding the foregoing, in the event that the Cash-Based Awards is not so continued or assumed in connection with a Change in Control, the payment of a Cash-Based Section 409A Award will only be accelerated if the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A.

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14.3. Cancellation of Underwater Options or SARs. In the event of a Change in Control, in the case of any Option or Stock Appreciation Right with an Option Price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

14.4. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan and any rights or benefits provided to a Participant pursuant to this Article 14 without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

Article 15.

Amendment, Modification, Termination and Tax Compliance.

15.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee or the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part. However, except as provided in 4.2 and 4.3 relating to adjustments upon changes to the Shares and Section 15.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

15.2. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that no consent is required for any amendment the Committee deems necessary or appropriate to comply with Applicable Law or tax requirements.

15.3. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

15.4. Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; (b) reduces the Option Price of an outstanding Option by lowering the Option Price, by canceling an outstanding Option and granting a replacement Option with a lower exercise price, or by exchanging the outstanding Option with another stock-based or cash Award; (c) permits the grant of any SAR with a grant price that is less than the Fair Market Value of the Shares on the date of grant; or (d) reduces the grant price of an outstanding SAR by lowering the grant price, by canceling an outstanding SAR and granting a replacement SAR with a lower exercise price, or by exchanging the outstanding SAR with another stock-based or cash Award.

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15.5. Compliance with Section 409A. It is intended that Awards under this Plan are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. The Plan shall be administered and interpreted in accordance with that intent. By way of example, the following rules shall apply:

●	Any provision of the Plan that would conflict with the requirements of a Section 409A Award shall not apply to a Section 409A Award.

●	Any adjustment or modification to an Award shall be made in compliance with Section 409A (e.g., any adjustment to an Option or SAR under Section 4.2 shall be made in accordance with the requirements of Section 409A).

●	For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award are subject to the requirements and limitations of Section 409A.

●	For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

●	With respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

While the Company intends for Awards to either be exempt from or in compliance with Section 409A, none of the Company, any Subsidiary or Affiliated or the Committee shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Awards under this Plan.

Article 16.

Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan; provided that the amount that is withheld, or may be withheld at the Participant’s discretion, cannot exceed the amount of the taxes owed by the Participant using the minimum statutory tax rate in the Participant’s applicable jurisdiction(s). The Participant may satisfy, totally or in part, his obligations pursuant to this Article by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SARs (ii) the date of payment, in respect of Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, or Cash-Based Awards, and (iii) the expiration of the Period of Restriction, in respect of Restricted Stock. Any election made under this Article shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

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Article 17.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 18.

General Provisions

18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2. Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service relationship for “cause”, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Subsidiaries and/or its Affiliates.

18.5. Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

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18.6. Securities Law Compliance. Each Award Agreement shall provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Share issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained. With respect to insiders (within the meaning of Section 16 of the Exchange Act), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.7. No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary or Affiliate, and accordingly, subject to Section 15.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

18.8. Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries will be covered by the Plan or relevant subplans;

(b) Determine which Employees employed outside the United States are eligible to become Participants in the Plan;

(c) Modify the terms and conditions of any Award granted to Participants who are employed outside the United States;

(d) Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary, advisable or convenient, or to the extent appropriate to provide maximum flexibility for the Participant’s financial planning. Any subplans and modifications to the Plan terms or procedures established under this Section 18.8 by the Committee shall be filed with the Plan document as Appendices; and

(e) Take any action, before or after an Award is made, which the Committee deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals, as they may affect this Plan, any subplan, or any Participant.

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18.9. Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.10.  Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

18.11.  Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

18.12.  Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the grant date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

18.13.  Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

18.14.  Termination or Suspension of the Plan. The Plan shall terminate automatically on October 17, 2033. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 15.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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